SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                                October 25, 2001


                         The Estee Lauder Companies Inc.
             (Exact name of registrant as specified in its charter)


                 Delaware                                11-2408943
   (State or other jurisdiction of            (IRS Employer Identification No.)
     incorporation or organization)


  767 Fifth Avenue, New York, New York                     10153
(Address of principal executive offices)                 (Zip Code)


                                  212-572-4200
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



ITEM 5.           OTHER EVENTS.

On October 25, 2001, The Estee Lauder Companies Inc. issued a press release reporting its first-quarter results and estimates for its fiscal 2002 second-quarter and full-year results. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                          THE ESTEE LAUDER COMPANIES INC.



Date:  October 25, 2001                    By:   /s/Richard W. Kunes
                                            -------------------------
                                                 Richard W. Kunes
                                               Senior Vice President
                                           and Chief Financial Officer
                                             (Principal Financial and
                                                Accounting Officer)

                         THE ESTEE LAUDER COMPANIES INC.

                                  EXHIBIT INDEX



Exhibit No.       Description

99.1     Press release dated October 25, 2001 of the Estee Lauder Companies Inc.

                                                                 Exhibit 99.1

THE                                                                     News
ESTEE                                                                 Contact:
LAUDER                                                     Investor Relations:
COMPANIES INC.                                                Dennis D'Andrea
                                                               (212) 572-4384

                                                              Media Relations:
767 Fifth Avenue                                                  Sally Susman
New York, NY  10153                                             (212) 572-4430

FOR IMMEDIATE RELEASE:

              ESTEE LAUDER COMPANIES REPORTS FIRST QUARTER RESULTS

New York, NY, October 25, 2001 - The Estee Lauder Companies Inc. (NYSE: EL) today reported net sales for the fiscal first quarter ended September 30, 2001 of $1.19 billion, a 1% increase from $1.18 billion in the prior-year period. Excluding the negative impact of foreign currency translation, net sales increased 3%.

The Company achieved net earnings of $97.1 million for the quarter, up 3% from $94.6 million in the same period last year. Diluted earnings per common share increased 3% to $.38 from $.37 reported in the prior year. The prior year net earnings and diluted earnings per share are before the cumulative effect of a change in accounting principle, related to derivative instruments and hedging activities.

During the current quarter the Company adopted Statement of Financial Accounting Standards Number 142, "Goodwill and Other Intangible Assets," that eliminates amortization of goodwill. The positive effect of the new rule increased diluted earnings per share for the quarter by approximately $.01.

Fred H. Langhammer, President and Chief Executive Officer, said, "Despite the very difficult economic environment, we grew our Company this quarter. As we work through the immediate challenges and look beyond the near-term, we are focusing resources on the greatest opportunities for growth and supporting the internal flow of ideas to garner innovation and efficiencies. These actions will strengthen our leadership position and enable us to continue to grow our Company and drive stockholder value."

Results by Product Category

Net sales of makeup products for the quarter rose 5% before the impact of foreign currency translation and increased 4% to $447.5 million on a reported basis. The higher sales reflect the launch of Gentle Light Makeup and Powder and High Impact Eye Shadow Duo from Clinique along with Sumptuous Lipstick by Estee Lauder. Recently launched products such as Moisture Surge Lipstick and Lash-Doubling Mascara by Clinique and Equalizer Smart Makeup from Estee Lauder also contributed to the net sales increase, as did strong double-digit growth from M.A.C and new and existing products from our other brands.

Skin care sales for the quarter rose 2% before foreign currency translation and reported sales decreased slightly to $393.5 million. During the quarter, the Company launched LightSource Transforming Moisture Cream and Lotion by Estee Lauder, Total Turnaround Visible Skin Renewer from Clinique and A Perfect World White Tea Skin Guardian by Origins. Lower sales of certain existing products offset these positive results.

Fragrance sales decreased 2% over the prior-year quarter excluding the impact of foreign currency translation and declined 3% on a reported basis to $291.3 million. The current quarter benefited from the initial shipments of the Company's newest men's fragrance, T by Tommy Hilfiger, and continued success of the recent domestic launch of Intuition by Estee Lauder. These positive contributions were offset by lower sales of DKNY for women, Beautiful by Estee Lauder and Clinique Happy.

Sales of hair care products for the quarter increased 10% to $50.0 million. The increase is primarily attributable to growth at Aveda and Bumble and bumble, partially offset by the anniversary of the prior-year launch of Clinique's Simple Hair Care System.

Operating income in hair care increased and was up slightly in makeup, driven by sales growth in each of these categories. Fragrance operating income decreased and skin care declined slightly reflecting lower reported sales.

Results by Geographic Region

In the Americas region, net sales for the first quarter decreased 2% to $765.4 million, coming off of 9% growth in last year's first quarter. The decrease is due to the continued soft retail environment in this region, reflecting lower consumer confidence and spending, and inventory contraction by U.S. retailers. These challenges were partially offset by the success of new and existing products and growth from most newer brands. Operating income in the region decreased reflecting lower net sales and increased investment in advertising, promotion and newer distribution channels.

In Europe, the Middle East & Africa, net sales increased 8% over last year's first quarter, excluding the impact of foreign currency translation. The increased sales were led by solid results in the United Kingdom, Italy and our distributor businesses, and the start of the Company's majority-owned joint venture in Greece, partially offset by lower sales in travel retail. The Company posted a 7% increase in reported net sales over the prior-year period to $272.3 million. Operating profitability increased, particularly in Italy and Greece.

On a local currency basis, Asia/Pacific net sales increased 18% versus the prior-year quarter. Most markets generated double-digit sales increases with strong performances coming from Korea, Thailand, and Australia. Sales in Japan grew modestly and it remained a difficult market. Lower sales in Taiwan were attributable to severe typhoon and flooding conditions there. Net sales in the region on a reported basis increased 8% to $150.0 million, primarily reflecting the continued weakness of the Japanese yen and Australian dollar. Operating profit in the region increased primarily due to higher sales.

Estimates of Fiscal 2002 Second-Quarter and Full-Year Results

The Company recognizes that the high degree of global instability and economic uncertainty makes definitive forecasting difficult. Net sales for the second fiscal quarter, are expected to grow between 2% and 3% on a constant currency basis versus last fiscal year's second quarter growth of 10%. The Company expects to achieve diluted earnings per share for the second quarter of between $.49 and $.52. Coupled with the cautious retail outlook, the fiscal 2002 second quarter will be facing a very difficult comparison with the same prior-year quarter when the Company reported solid growth in all regions and most product categories. Geographic region net sales growth in constant currency is expected to be led by Asia/Pacific and the Americas, while Europe, the Middle East & Africa is expected to decrease as a result of a projected shortfall in the Company's travel retail business, which is reported in this region. On a product category basis, in constant currency, hair care sales, with a smaller base, are expected to be the leading growth category, followed by makeup and skin care, while fragrance is expected to decline versus the prior-year. The effect of exchange rates could reduce reported sales growth for the fiscal second quarter by approximately one percentage point.

For the full fiscal year, the Company said it remains comfortable with its previously announced expectations to grow sales and achieve diluted earnings per share in line with the Street consensus estimate of $1.45.


Forward-looking Statements

The forward-looking statements in this press release, including those containing words like "will," "expect," "anticipate," and "estimate" and those in the "Estimates" section of this release involve risks and uncertainties. Factors that could cause actual results to differ materially from those forward-looking statements include the following:

           (i) increased competitive activity from companies in the skin care, makeup, fragrance and hair care businesses, some of which have greater resources than the Company does;

           (ii) the Company's ability to develop, produce and market new products on which future operating results may depend;

           (iii) consolidations and restructurings in the retail industry causing a decrease in the number of stores that sell the Company's products, an increase in the ownership concentration within the retail industry, ownership of retailers by the Company's competitors and ownership of competitors by the Company's customers that are retailers;

           (iv) shifts in the preferences of consumers as to where and how they shop for the types of products and services the Company sells;

           (v) social, political and economic risks to the Company's foreign or domestic manufacturing, distribution and retail operations, including changes in foreign investment and trade policies and regulations of the host countries and of the United States;

           (vi) changes in the laws, regulations and policies, including changes in accounting standards and trade rules, and legal or regulatory proceedings, that affect, or will affect, the Company in the United States and abroad;

           (vii) foreign currency fluctuations affecting the Company's results of operations and the value of its foreign assets, the relative prices at which the Company sells its products and its foreign competitors sell products in the same markets and the Company's operating and manufacturing costs outside of the United States;

           (viii) changes in global or local economic conditions that could affect consumer purchasing, the financial strength of our customers and the cost and availability of capital to the Company, which may be needed for new equipment, facilities or acquisitions;

           (ix) shipment delays, depletion of inventory and increased production costs resulting from disruptions of operations at any of the facilities which, due to consolidations in the Company's manufacturing operations, now manufacture nearly all of the Company's supply of a particular type of product (i.e., focus factories);

           (x) real estate rates and availability, which may affect the Company's ability to increase the number of retail locations at which the Company's products are sold;

           (xi) changes in product mix to products which are less profitable;

           (xii) the Company's ability to develop e-commerce capabilities, and other new information and distribution technologies, on a timely basis and within the Company's cost estimates;

           (xiii) the Company's ability to integrate acquired businesses and realize value therefrom; and

           (xiv) consequences attributable to the events that took place in New York City and Washington, D.C. on September 11, 2001, including further attacks, retaliation and the threat of further attacks or retaliation.


The Estee Lauder Companies Inc. is one of the world's leading manufacturers and marketers of quality skin care, makeup, fragrance and hair care products. The Company's products are sold in over 120 countries and territories under well-recognized brand names, including Estee Lauder, Clinique, Aramis, Prescriptives, Origins, M.A.C, Bobbi Brown, Tommy Hilfiger, La Mer, jane, Donna Karan, Aveda, Stila, Jo Malone and Bumble and bumble.

An electronic version of this release can be found at the Company's Website, www.elcompanies.com.


                                - Table Follows -

                         THE ESTEE LAUDER COMPANIES INC.

                         SUMMARY OF CONSOLIDATED RESULTS
                      (In millions, except per share data)

                                                              Three Months Ended
                                                                  September 30     Percent
                                                                2001       2000     Change

Net Sales.................................................     $1,187.7   $1,177.7   0.8%

Cost of sales.............................................        254.5      263.3
                                                              ---------  ---------
Gross Profit..............................................        933.2      914.4   2.1%
                                                              ---------  ---------
       Gross Margin.......................................         78.6%      77.6%

Operating expenses:
   Selling, general and administrative....................        776.3      752.9
   Related party royalties................................          4.0        8.2
                                                              ---------  ---------
                                                                  780.3      761.1   2.5%
                                                              ---------  ---------
       Operating Expense Margin...........................         65.7%      64.6%

Operating Income..........................................        152.9      153.3  (0.3)%
       Operating Income Margin............................         12.9%      13.0%

Interest expense, net.....................................          3.8        5.1
                                                              ---------  ---------

Earnings before Income Taxes, Minority Interest
 and Accounting Change....................................        149.1      148.2   0.6%

Provision for income taxes................................         51.4       53.4
Minority interest, net of tax.............................         (0.6)      (0.2)
                                                              ---------  ---------

Net Earnings before Accounting Change.....................         97.1       94.6   2.6%
Cumulative effect of a change in accounting
   principle, net of tax (a)..............................           -        (2.2)
                                                              ---------  ---------
Net Earnings .............................................         97.1       92.4

Preferred stock dividends.................................          5.9        5.9
                                                              ---------  ---------

Net Earnings Attributable to Common Stock.................    $    91.2  $    86.5
                                                              =========  =========

Basic net earnings per common share:
   Net earnings attributable to common stock before
     accounting change....................................    $    .38   $    .37    2.5%
   Cumulative effect of a change in accounting principle,
     net of tax...........................................           -       (.01)
                                                              --------   --------
   Net earnings attributable to common stock..............    $    .38   $    .36    5.1%
                                                              ========   ========

Diluted net earnings per common share:
   Net earnings attributable to common stock before
     accounting change....................................    $    .38   $    .37    2.8%
   Cumulative effect of a change in accounting principle,
     net of tax...........................................           -       (.01)
                                                              --------   --------
   Net earnings attributable to common stock..............    $    .38   $    .36    5.4%
                                                              ========   ========

Weighted average common shares outstanding:
   Basic..................................................        238.9      238.1
   Diluted................................................        242.3      242.2



(a) The quarter ended September 30, 2000 included a one-time charge of $2.2 million, after tax, or $.01 per common share, attributable to the cumulative effect of adopting Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities."